UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 26, 2014
RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
777 Third Avenue, 22nd Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (646) 837-5863

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note

This Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) of Retrophin, Inc. (the “Company”) amends the Current Report on Form 8-K, which was originally filed on March 26, 2014 and was amended on June 9, 2014 by Amendment No. 1 on Form 8-K/A, to revise certain portions of the statement of operations of the Company in Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

 (b) Pro Forma Financial Information.

The revised unaudited pro forma combined condensed statement of operations for the year ended, December 31, 2013 are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d)  Exhibits.

10.1*	International Rights Purchase Agreement, dated as of March 26, 2014, by and between Manchester Pharmaceuticals LLC and Retrophin Therapeutics International, LLC.

10.2*	Membership Interest Purchase Agreement, dated as of March 26, 2014, by and among Retrophin, Inc., on the one hand, and Loring Creek Holdings LLC, Lloyd Glenn and Matthias Kurth, on the other hand.

10.3*	Secured Promissory Note, dated March 26, 2014, made by Retrophin, Inc. in favor of Loring Creek Holdings LLC, Lloyd Glenn and Matthias Kurth.

10.4*	Membership Interest Pledge Agreement, dated as of March 26, 2014, by and between Retrophin, Inc., on the one hand, and Loring Creek Holdings LLC, Lloyd Glenn and Matthias Kurth, on the other hand.

10.5*	Security Agreement, dated as of March 26, 2014, by and between Manchester Pharmaceuticals LLC, on the one hand, and Loring Creek Holdings LLC, Lloyd Glenn and Matthias Kurth, on the other hand.

99.1*	Press Release, dated March 27, 2014

99.2**	Audited financial statements of Manchester Pharmaceuticals LLC.

99.3	Unaudited pro forma combined condensed statement of operations for the year ended, December 31, 2013.

* Previously filed as an exhibit to this Current Report on Form 8-K.
** Previously filed as an exhibit to this Current Report on Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: June 11, 2014	By:	/s/ Marc Panoff
Name: Marc Panoff Title: Chief Financial Officer